Exhibit 23(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-37175, 33-44541, 33-44542, 33-58613, 33-59253,
33-59255, 333-07949, 333-34135, 333-34161 and 333-34165) of Santa Fe Energy
Resources, Inc. of our report dated February 23, 1998 appearing on page 32 of this Form 10-K.

Price Waterhouse LLP

Houston, Texas
March 9, 1998